                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

/X/      Preliminary Information Statement.

/ /     Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2).

/ /     Definitive Information Statement

                          Commission File No. 000-30294


                               DIALOG GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
    (1) Title of each class of securities to which the transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of the transaction:
    Total proposed maximum aggregate value of the transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form Schedule or Registration No.:
    (3) Filing Party:
    (4) Date Filed:

                                Dialog Group, Inc

                             ----------------------

                            Notice of Annual Meeting

                    10:00 O'clock AM, Thursday, May 20, 2003

                      ------------------------------------

         Please take notice that the Annual Meeting of the holders of the Common Stock and the Classes B, B-1, and E Preferred Stock of Dialog Group, Inc, (the "Company") shall be held at the Offices of the Company 257 Park Avenue South, New York, New York 10010 at ten o'clock, AM on the 20th day of May 2004 to consider all of the following:

         1. Election of four Directors for a term of one year.

         2. Increase of the authorized number of shares of Common Stock to 200,000,000

         3. Any other business as may properly come before the meeting.

         No proxies will be solicited by the Company's management in connection with this meeting.

                                           Respectfully submitted,

                                           /s/ Mark Alan Siegel
                                               Secretary of the Company

                               Dialog Group, Inc.
                               ------------------

                              INFORMATION STATEMENT
                         Annual Meeting of Stockholders
                            to be held May 20th, 2004
                            -------------------------

This Information Statement is furnished by Dialog Group, Inc. (the "Company") in connection with the Company's Annual Meeting of Stockholders to be held on May 20, 2004 at 10:00 A.M. at the Company's offices, 257 Park Avenue South (Twelfth Floor Conference Room), New York, New York. This Information Statement was first mailed to holders of Classes B, B-1, and E Preferred and Common Stock on or about May XX, 2004. The mailing address of the Company's executive office is 257 Park Avenue South, New York, NY 10010.

Annual Report

A copy of the Company's Annual Report on Form 10-KSB, including consolidated financial statements for the Fiscal Year concluded on December 31, 2003 ("FY 2003"), has been mailed to all the Company's stockholders of record with this Information Statement. The Annual Report is not part of this Information Statement.

Outstanding Voting Securities and Voting Rights

The Board of Directors fixed the close of business on March 22nd, 2004 as the record date for determining the stockholders eligible to vote at the meeting. As of the record date, the Company had outstanding 57,490 shares of its Class B Preferred Stock, 263,476 shares of its B-1 Preferred Stock, 92.5 shares of its Class E Preferred Stock and 85,889,846* shares of its Common Stock. The holder of each share of Class B or B-1 Preferred Stock is entitled to 40 votes per share with respect to the election of directors and one vote per share on all other questions. The holder of each share of Class E Preferred Stock is entitled to 83,333 votes on all questions. The holder of each share of Common Stock is entitled to one vote per share on all questions.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you would vote on any question scheduled to come before the Annual Meeting. The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum.

                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy

----------
* Does not include approximately 121,406 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed.

On the record date, Peter V. DeCrescenzo, President, Chief Executive Officer, and a Director of the Company, controlled, directly or indirectly, 110,295 shares Class B-1 Preferred Stock, constituting about 42% of the outstanding Class B-1 Preferred Shares (about 34% of all Class B preferred shares as a group), 240 shares of the outstanding Class E Preferred Stock, constituting about 34% of the outstanding Class E Shares, and 18,304,260 shares of Common Stock, constituting about 21% of the outstanding Common Shares. Mr. DeCrescenzo has informed the Company that he intends to vote his shares for the election of the entire slate of directors and in favor of all the other agenda items.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth information, as of March 22, 2004, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and
(b) the present directors and officers of the Company as a group.

Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power.

  -------------------------------------- ------------------------ -----------

   Name and Address of Beneficial Owner  Amount and Nature of      Percent of
                                         Beneficial Ownership (1)   Class(1)
  -------------------------------------- ------------------------- ----------
  Peter V. DeCrescenzo
  257 Park Avenue South                    24,716,052(2)                23.3%
  New York, NY 10010
  --------------------------------------- ------------------------ -------------
  Vincent DeCrescenzo
  257 Park Avenue South                     4,153,455(3)                 3.9 %
  New York, NY 10010
  --------------------------------------- ------------------------ -------------
  Adrian Stecyk
  17 State Street                            5,000(4)                    * %
  New York, New York 10021
  --------------------------------------- ------------------------ -------------
  Richard P. Kundrat
  39 Flaming Arrow Road                     211,765(5)                    *%
  Mahwah, New Jersey 07430
  --------------------------------------- ------------------------ -------------
  Cindy Lanzendoen
  257 Park Avenue South                     6,042,743(6)                 5.7 %
  New York, NY 10010
  --------------------------------------- ------------------------ -------------
  All present officers and directors       34,295,219(7)                 32.3 %
   as a group (10 persons)
  --------------------------------------- ------------------------ -------------
       * Less than one percent

(1) All numbers do not reflect approximately 121,406 shares to which creditors are entitled under the Plan of Reorganization which has not been claimed and shares issuable upon exercise of warrants or options but do include 12,512,280 shares issuable upon conversion of the Class B and B-1 Preferred Stock and 7,708,303 shares issuable upon conversion of the Class E Preferred Stock after July 1, 2004. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 18,304,260 shares of Common Stock now held, 4,411,800 shares of Commons Stock issuable upon conversion of 110,295 shares Class B-1 Preferred, 1,999,992 issuable upon conversion of 24 shares of the Class E Preferred Stock, but excludes 800,000 issuable upon the exercise of warrants and employee stock options.

(3) This includes 3,072,030 shares of Common Stock now held and 664,760 shares of Commons Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 416,665 issuable upon conversion of 5 shares of the Class E Preferred Stock, but excludes 375,000 shares issuable upon the exercise of warrants and employee stock options.

(4) Does not include any shares held by the companies of which Mr. Stecyk is an officer or director or 200,000 shares issuable to him upon the exercise of stock options.

(5) Does not include any shares held by the companies of which Mr. Kundrat is an officer or director or 150,000 shares issuable to him upon the exercise of stock options.

(6) This includes 4,502,385 shares of Common Stock now held and 1,040,360 shares of Commons Stock issuable upon conversion of 26,009 shares Class B-1 Preferred, and 499,998 shares issuable upon conversion of 6 shares of the Class E Preferred Stock, but excludes 300,000 shares issuable upon the exercise of warrants and employee stock options.

(7) This includes 24,429,582 shares of Common Stock now held and 5,782,230 shares of Commons Stock issuable upon conversion of 144,558 shares Class B-1 Preferred, and 4,083,317 shares issuable upon conversion of 49 shares of the Class E Preferred Stock, but excludes 2,532,920 shares issuable upon the exercise of warrants and employee stock options.

Principal Holders of Common Stock.

The following table sets forth information, as of April 15, 2003 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock


  -------------------------------------- -------------------------- ------------

  Name and Address of Beneficial Owner     Amount and Nature of      Percent of
                                           Beneficial Ownership (1)   Class(1)
  -------------------------------------- -------------------------- ------------
  -------------------------------------- -------------------------- ------------
  Cater Barnard, plc
  6 Lloyds Avenue                                  13,737,897             12.9 %
  London, England EC3N 3AX
  -------------------------------------- -------------------------- ------------
  -------------------------------------- -------------------------- ------------
  Peter V. DeCrescenzo
  257 Park Avenue South                          24,716,052 (2)           23.3%
  New York, NY 10010
  -------------------------------------- -------------------------- ------------
  -------------------------------------- -------------------------- ------------
  Cindy Lanzendoen
  257 Park Avenue South                           6,042,743(3)            5.7 %
  New York, NY 10010
  -------------------------------------- -------------------------- ------------
  -------------------------------------- -------------------------- ------------
  Pacific Continental Securities UK
  Nominees Limited
  111 Cannon Street                               8,742,874(4)             8.2%
  London, England EC4N 5AR
  -------------------------------------- -------------------------- ------------

(1) All numbers do not reflect approximately 121,406 shares to which creditors are entitled under the Plan of Reorganization which has not been claimed and shares issuable upon exercise of warrants or options but do include 12,512,280 shares issuable upon conversion of the Class B and B-1 Preferred Stock and 7,708,303 shares issuable upon conversion of the Class E Preferred Stock after July 1, 2004. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 18,304,260 shares of Common Stock now held, 4,411,800 shares of Commons Stock issuable upon conversion of 110,295 shares Class B-1 Preferred, 1,999,992 issuable upon conversion of 24 shares of the Class E Preferred Stock, but excludes 800,000 issuable upon the exercise of warrants and employee stock options.

(3) This includes 4,502,385 shares of Common Stock now held and 1,040,360 shares of Commons Stock issuable upon conversion of 26,009 shares Class B-1 Preferred, and 499,998 shares issuable upon conversion of 6 shares of the Class E Preferred Stock, but excludes 300,000 shares issuable upon the exercise of warrants and employee stock options.

(4) These shares are held as nominee for the purchasers of the Company's common stock under its Regulation S offering.


Section 16(a) Beneficial Owners
Under Section 16(hip Reporting Compliance a) of the Securities Exchange Act of 1934, the Company's directors, executive officers, and beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during FY 2003, several directors and officers neglected to file Forms 4 relating to gifts given to family and the purchase of Class E Preferred Stock.

Agenda Item 1     Election of Directors

Four directors are to be elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. All nominees are presently members of the Board of Directors. All four directors were elected at the last annual meeting. The Company has no reason to believe that any of the nominees will not serve if elected.

The four directors receiving the highest number of votes will be elected. When voting on the election of directors, each share of Class B or B-1 Preferred Stock casts forty votes and each shares of Class E Preferred Stock casts 83,333 votes. The Company's Certificate of Incorporation does not provide cumulative voting rights to the stockholders of either class. Mr. Peter DeCrescenzo has informed the Company that he will vote all the Common and Classes B-1 and E Preferred shares under his control for the election of each nominated director. These votes constitute more than a majority of the votes likely to be cast for the election of directors and assure that they will all be elected.

All the nominees who were members of the Board of Directors participated in every meeting held during their term. The Board of Directors has two committees, compensation and audit, and the compensation committee has designated a stock option committee. The directors who are members of these committees participated in all their meetings and other deliberations.

The following sets forth information about each nominee for election at this Annual Meeting and the Company's other executive officers.

Peter V. DeCrescenzo (54) Nominee for Director, Director, President of the Company, and Chief Executive Officer since March 2003 and Chairman of the Board since April 2003.
         He has served as Chief Executive Officer and President of the Company since its acquisition of HealthCare Dialog on March 2003. Prior to that he served as President, Chief Executive Officer and a director of HealthCare Dialog since November 2000 where he also headed its strategic and creative services group, and our interactive group. Before HealthCare Dialog was organized, Mr. DeCrescenzo was the founding partner of PVD and Partners, a full-service healthcare marketing communications agency. He was also senior vice president and partner at MD Direct, a healthcare marketing communications company specializing in direct marketing to physicians and consumers, where he developed Patient Select, the first and largest direct-to-consumer database of its kind. MD Direct was later acquired by Carlson Marketing. Peter DeCrescenzo's healthcare marketing career began at Sterling Drugs, where he held positions in sales, promotional services, and group brand management. After 14 years with Sterling Drugs, he joined American Home Products Corporation as director of marketing for Ayerst Labs. From American Home Products, he joined Sandoz Pharmaceuticals as product marketing director. Peter DeCrescenzo left Sandoz to become a partner at MD Direct.

Vincent DeCrescenzo, Sr. (59) Nominee for Director, Director, Executive Vice-President of the Company, Chief Operating Officer, and Chief
Financial Officer since March 2003
         He has served as Chief Operating Officer and Executive Vice-President of the Company since its acquisition of HealthCare Dialog on March 2003. Prior to that he served as Chief Operating Officer and a director of HealthCare Dialog since November 2000 where he lead the production services organization. Before joining Healthcare Dialog, Mr. DeCrescenzo was the Chief Operating Officer of PVD and Partners and of four spin-off companies. Vincent DeCrescenzo worked for Bradlees Discount Stores for over a decade beginning in 1980, starting as a single unit store manager and progressing to Regional Vice President for New England and membership in the Bradlees Operating Committee. As Regional Vice President, he had full profit and loss responsibility for 50 stores, over $500,000,000 in sales, and a store population that peaked at over 10,000 employees.

Adrian Stecyk (43) Nominee for Director, Director of the Company since December 2001.
         From December 2001 until March 2003 he served as the Company's President. He is the Chief Executive Officer and Director of Griffin Securities, Inc., a US based investment banking and NASD registered brokerage firm and has served in that position since 1997. He has been a director of Griffin Group, plc since July 2000. Mr. Stecyk has a B.S. in Engineering and M.B.A. from Boston University. From 1980 to 1986, Mr. Stecyk was member of the Technical Staff at Charles Stark Draper Laboratory, a technology research and development company. Mr. Stecyk co-founded Griffin Capital Management Corp., a registered Investment Advisor, where he was responsible for asset management and investment advisory services to major institutions.

Richard P. Kundrat (61) Nominee for Director, Chairman and Chief Executive Officer of NuVim, Inc.
         Mr. Kundrat is presently the Chairman and Chief Executive Officer of NuVim, Inc. NuVim, headquartered in Paramus, NJ. NuVim is a marketing, production, and distribution company with its roots in 40 years of biological clinical research and development. Before that he had 27 years of service with the Unilever Corporation from which he retired in 1996 as General Manager and Vice President. In 1996, he founded the business management firm of Kundrat Associates, Inc.

Cindy Lanzendoen, (42) Senior Vice President and Chief Operating Officer of the HealthCare Dialog Division
         Ms. Lanzendoen has served as a Senior Vice President of the Company since March 1, 2003, the effective date of the Company's acquisition of HealthCare Dialog. Ms. Lanzendoen helped found HealthCare Dialog where she served as Executive Vice President - Client Services since November 2000 where she was the head of its account services group. Ms. Lanzendoen was the Executive Vice President and a founder of PVD and Partners, and prior to that, worked for Carlson Healthcare Communications and Dugan/Farley Communications, as well as taught the Laboratory Medicine curriculum at Bergen Community College. Ms. Lanzendoen has more than 20 years of experience in the healthcare industry.

         Peter DeCrescenzo and Vincent DeCrescenzo are brothers. The Company knows as of no other family relationships among its senior leadership.

Executive Compensation

         Cash Compensation

         The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal Years ended December 31, 2003, December 31, 2002, and December 31, 2001. Data with respect to Peter V. DeCrescenzo, Vincent DeCrescenzo, and Cindy Lanzendoen includes compensation received from Healthcare Dialog prior to its acquisition.

                           SUMMARY COMPENSATION TABLE

------------------------------- ----------- ---------------------------------------------- --------------------------------

                                                         Annual Compensation                      Long Term Awards
------------------------------- ----------- ---------------------------------------------- --------------------------------
                                                                                                Securities
Name and                          Fiscal                                   Other Annual         Underlying      All other
Principal Position                 Year           Salary         Bonus   Compensation ($)        Options        Compensation
-------------------------------- ---------- ------------------- -------- ------------------ ------------------- -----------

Peter V. DeCrescenzo,              2003     $120,868(2)           -0-         $43,050             200,000          -0-
Director, Chairman,
President, and Chief               2002     $113,800              -0-           -0-                -0-             -0-
Executive Officer(1)
                                   2001     $227,600              -0-           -0-                -0-             -0-

-------------------------------- ---------- ------------------- -------- ------------------ ------------------- -----------

Vincent DeCrescenzo,               2003     $ 81,768(4)           -0-          12,493             250,000          -0-
Sr.,Director,
Executive Vice                     2002     $136,500              -0-           -0-                -0-             -0-
President, and Chief
Operating Officer(3)               2001     $ 91,800              -0-           -0-                -0-             -0-
-------------------------------- ---------- ------------------- -------- ------------------ ------------------- -----------

Cindy Lanzendorn,                  2003     $102,537(6)           -0-          32,959             150,000          -0-
Senior Vice President
and head of the                    2002     $136,500              -0-           -0-                -0-             -0-
HealthCare
Dialog Division(5)                 2001     $ 51,900              -0-           -0-                -0-             -0-
-------------------------------- ---------- ------------------- -------- ------------------ ------------------- -----------

Adrian Stecyk,                     2003        -0-                -0-           -0-               200,000          -0-
Director and Senior                2002        -0-                -0-           -0-                -0-             -0-
Vice President(7)                  2001        -0-                -0-           -0-                -0-             -0-
-------------------------------- ---------- ------------------- -------- ------------------ ------------------- -----------


     Option Grants in the Last Fiscal Year

         All option grants and plans predating the effective date of the Plan of Reorganization in December 2001 were cancelled by the Plan.

--------

(1) Mr. Peter DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.

(2) Only $88,542 was actually paid. The balance was accrued.

(3) Mr. Vincent. DeCrescenzo was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.

(4) Only $53,125 was actually paid. The balance was accrued.

(5) Ms. Lanzendoen was elected to these positions effective March 1, 2003. All compensation shown was paid by HealthCare Dialog, Inc. prior to its acquisition by the Company on that date.

(6) Only $53,125 was actually paid. The balance was accrued.

(7) Mr. Stecyk was elected a Director and appointed President and Chief Executive Officer on December 11, 2001. On March 1, 2003, he was succeeded by Peter V. DeCrescenzo. He remains a Senior Vice President and a Director.

         In January 2002, the Board of Directors adopted the 2002 Employee Stock Option Plan (the "Option Plan"). The Plan was approved by the Company's stockholders in November of 2002 and modified to increase the number of shares subject to option from 5,000,000 to 10,000,000 at the shareholders meeting in May, 2003.

         When the Company acquired TDMI, it granted options to purchase 189,945 shares of its Common Stock to replace those then held by TDMI's officers and employees to purchase TDMI shares. Since then, the options for 141,898 shares have expired or been terminated On March 1, 2003, the effective date of the IP2M merger, the Company, as required by its agreement with IP2M, issued options to purchase 320,400 shares Common Stock. The exercise price was fixed at $0.25. As of March 22, 2004, options to purchase 227,700 of these shares have terminated.

         On May 28, 2003, Options to purchase 2,125,000 shares we granted to Directors, Executive Officers, Officers, and key employees and consultants at an option price of $0.17. 1,675,000 remained outstanding as of March 15, 2004.

         On April 18, 2003, options not covered by the Option Plan to purchase up to 20,000,000 were granted to a consultant, Mark Neuhaus, at a purchase prices to be determined in accordance with his consulting agreement. Mr. Neuhaus immediately exercised a part of his option and purchased 400,000 shares for $100,000. Pursuant to his consulting agreement, Mr. Neuhaus received an additional 60,000 shares in May 2003.

     Option Exercises and Holdings

         The following table sets forth certain information relating to option exercises effected during Fiscal 2003, and the value of options held as of such date by each of the Chief Executive Officer and the other executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during Fiscal 2003:

     AGGREGATE OPTION EXERCISES FOR FISCAL 2002
     AND YEAR END OPTION VALUES

                                                              ----------------------- -----------------------
                                                              Number of Unexercised   Value(1) of Unexercised
                                                                    Options at             In-the-Money
                                                              December 31, 2003 (#)         Options at
                                                                                       December 31, 2003 ($)
--------------------------- ------------------ -------------- ----------------------- -----------------------

               Name            Shares              Value ($)         Exercisable/            Exercisable/
                              Acquired            Realized(2)        Unexercisable           Unexercisable
                            on Exercise
--------------------------- ------------------ -------------- ----------------------- -----------------------
Peter V. DeCrescenzo               -0-              -0-           66,666/133,334               -0-
--------------------------- ------------------ -------------- ----------------------- -----------------------
Adrian Stecyk                      -0-              -0-           66,666/133,334               -0-
--------------------------- ------------------ -------------- ----------------------- -----------------------
All officers and directors         -0-              -0-          457,920/900,000               -0-
as a group (10 in group)
--------------------------- ------------------ -------------- ----------------------- -----------------------

(1) Total value of unexercised options is based upon sales of the Common Stock as reported by the over-the-counter Bulletin Board at $ 0.055 on December 31, 2003.

(2) Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.

              Executive Employment Agreements

         Effective March 1, 2003, Peter DeCrescenzo, Vincent DeCrescenzo, and Cindy Lanzendoen, entered into employment agreements with the Company. Each agreement has an initial term which ends December 31, 2004 and provides for automatic annual renewals thereafter. The initial annual salaries are $250,000, 150,000, and 150,000, respectively. The agreements provide for an annual bonus of up to 25% of the base salary if the executive meets performance goals fixed annually by the Board of Directors; all three executives have agreed to waive these bonus provisions with respect to 2004 results. The agreements also provide for automobile allowances, health insurance and other insurance benefits, health club access, and with the exception of Ms. Lanzendoen, a housing allowance or access to apartments leased by the Company for the executives' use. At the end of each term, the agreements provide for automatic annual renewals (including a cost of living increase of at least the increase in the Consumer Price Index) or, if not renewed, for the payment of one year's additional salary.

         Prior to December 31, 2002, the members of the Board of Directors received no additional compensation for their attendance at meetings or other performance of their duties as directors. After that date, the Company will pay Cater Barnard (pound)2,000 per month for each director it appoints, then two, currently one. Cater Barnard will compensate its directors for their services to the Company. As of May 28, 2003, Cater Barnard exchanged its right to receive payment for its director's services for 288,000 shares of common stock.

         As of May 28, 2003, each director who is not an officer of the company agreed to accept 211,765 shares of common stock in lieu of an annual payment of $36,000.

         All directors are reimbursed for their expenses associated with their performance.

         STOCK PERFORMANCE CHART

-------------------------------------------- ------------------- ---------------
                                                  High Bid            Low Bid
-------------------------------------------- ------------------- ---------------
2004
    First Quarter                            $0.12               $0.045
    Second Quarter (through April 22, 2004)  $0.08               $0.021
-------------------------------------------- ------------------- ---------------
2003
    First Quarter                            $0.60               $0.31
    Second Quarter                           $0.29               $0.25
    Third Quarter                            $0.34               $0.09
    Fourth Quarter                           $0.13               $0.05
-------------------------------------------- ------------------- ---------------
2002
    First Quarter                            $3.00               $0.25
    Second Quarter                           $2.05               $0.21
    Third Quarter                            $0.80               $0.15
    Fourth Quarter                           $1.50               $0.15
-------------------------------------------- ------------------- ---------------

Certain Relationships and Related Transactions

         Stephen Dean, through Cater Barnard and Envesta, plc, a company in which he and Cater Barnard holds approximately 31% of the equity ("Envesta"), controlled the Company until March 1, 2003. At that time, Peter V. DeCrescenzo, the Company's President and CEO, who owns almost 25% of the Company's equity became a control person.

Acquisitions

         At the end of 2001, Envesta transferred all of its ownership of Findstar and Cater Barnard transferred all its interests in TDMI to the Company. Cater Barnard's interests in TDMI consisted of $4,000,000 of TDMI convertible promissory notes, seventeen and one-half percent (17.5%) of the equity of TDMI, and an option ("Option") to acquire the remaining eighty-two and one-half percent (82.5%) of the TDMI equity. On January 31, 2002, the Company exercised the Option and acquired the balance of the TDMI equity.

         In exchange for Cater Barnard's and Envesta's interests, the Company issued to them a total of 225,000 shares of its newly created Class B Convertible Preferred Stock, its promissory notes in the aggregate principal amount of $3,000,000, and 1,500,000 shares of its Common Stock. Until conversion, each share of the Class B Preferred Stock will cast one vote for each share of Common Stock into which it can be converted. Envesta has subsequently converted its Class B Preferred into Common Stock and the notes were converted into Common Stock as well.

         Upon exercise of the Option, IMX issued to the holders of the remaining TDMI equity a total of 81,010 shares of its Class B Preferred Stock. At the same time, as required by the agreement creating the Option, IMX issued warrants to purchase 168,056 shares of its Common Stock to the holders of TDMI warrants ("Warrants"), and stock options to the existing TDMI employees under the Company's newly adopted 2002 Stock Option Plan (the "Plan") to purchase 189,945 shares of Common Stock ("Stock Options").

         At the conclusion of this transaction, the issuance of new common stock to creditors, and the consolidation of the old Company common stock, and assuming full conversion of the Class B Preferred Stock and exercise of the warrants, Cater Barnard and Envesta held approximately 86% of the equity of the Company.

Subsidiary Debt Transactions

         As of the end of the 2002 fiscal year, Cater Barnard converted the principal and accrued interest on the Company's $1,075,000 note issued July 1, 2003, the $750,000 secured loan note issued August 1, 2003, a note for $311,060 issued September 3, 2003, and $115,000 of open account debt for a total of 9,274,280 shares of Common Stock.

         In February 2003, Cater Barnard cancelled the warrants to purchase an additional 675,000 shares of Common Stock it had received in connection with Griffin Securities' role in the Company's acquisition of Findstar and TDMI.

Acquisition of Healthcare Dialog, Inc.

As of March 1, 2003, the Company acquired all of the equity of Healthcare Dialog. Mr. Peter DeCrescenzo, and Mr. Vincent DeCrescenzo, who became officers and directors of the Company, and Ms. Cindy Lanzendoen, who became an officer of the Company, owned 60.2%, 9.1%, and 14.2%, respectively, of Healthcare Dialog. Upon consummation of the merger between Healthcare Dialog and a wholly owned subsidiary of Dialog Group, Dialog Group issued 30,075,219 shares of its Common Stock and 183,235 shares of its Class B-1 Preferred Stock in exchange for all of Healthcare Dialog's outstanding equity. The class B-1 Preferred is identical in all respects to the existing Class B Preferred Sock.

Class E Preferred

         A retirement fund for the benefit of Peter DeCrescenzo purchased a total of fifteen shares at $10,000 per share and a group of Dialog Group creditors, including retirement funds for the benefit of Peter and Rita DeCrescenzo, Vincent DeCrescenzo, Sr., and Cindy Lanzendoen, Vincent DeCrescenzo Sr., and Ms. Lanzendoen, individually, exchanged $370,000 of current debt for a total of 37 shares of Class E Preferred Stock.

         Each Class E Share has a liquidation preference of $10,000, pays a quarterly dividend of $400, which Dialog Group may elect to pay in Common Stock, and is convertible, commencing July 1, 2004, into 83,333 shares of Common Stock. After October 1, 2005, Dialog Group may redeem the Preferred Shares at 120% of their liquidation preference. Each share will cast 83,333 votes which will be counted as part of the vote of the Common Shares for all purposes.

         In connection with the sale or exchange for debt for the Class E Preferred Shares, each purchaser received a warrant to purchase, after July 1, 2004, 25,000 shares of Common Stock for a price of $0.16 per share. The warrants are exercisable until September 30, 2008.

Apartment Rentals

         During 2003, the Company rented two executive apartments from Verdi Realty, a company controlled by the DeCrescenzo brothers. During the fiscal year, the Company paid $45,600 in rent for these apartments. This is believed by management to be below the current marked price for these units.

Agenda Item 2     Authorization of Additional Shares Of Stock

         The Company is presently authorized to issue 175,000,000 shares of Common Stock and 1,500,000 shares of Preferred Stock. Each issue of Preferred Stock has those rights and privileges established for it by the Board of Directors. As a result of the transactions and financing activity, the Company may exhaust its authorized shares during the next year. As a result, the Board of Directors has proposed to increase the number of shares of Common Stock which it is authorized to issue to 200,000,000.

         The Company presently has 85,889,846 shares of Common Stock outstanding and had committed itself to issue, upon exercise of options or warrants or conversion of Preferred Stock, and additional 32,859,443. The Company presently has 57,490 shares of its Class B Preferred Stock, 263,476 shares of its Class B-1 Preferred Stock, and 92.5 shares of its Class E Preferred Stock outstanding. No other class of Preferred Stock is outstanding at this time.

         The Board of Directors has concluded that an increase in the number of authorized shares is necessary to provide sufficient shares to allow the Company to acquire others and provide for conversion of additional classes of preferred stock, warrants, or options. If approved, the increase in authorized capital will allow the Company to respond promptly and effectively to opportunities involving the issuance of shares of Common Stock.

         The Company is continuously evaluating financing opportunities and potential acquisitions that could result in the issuance of preferred or common stock or securities convertible into common stock.

         The Board of Directors is not proposing the increased capitalization as a means of discouraging tender offers or takeover attempts. However, in the event of an unsolicited tender offer or takeover proposal, the increased number of shares could give the Company greater opportunity to issue shares to persons who are friendly to management. The shares might also be available to make acquisitions or enter into other transactions that might frustrate potential offerors.

         The vote of a majority of the holders of both the Common and the Preferred Stock is necessary to approve this change. Mr. DeCrescenzo has informed the Company that he will vote all the Common and Class B-1 and Class E Preferred shares under his control in favor of this item. These votes constitute more than a majority of the votes that may be cast by each class of stock and assures that it will be approved. If the change is approved at the Annual Meeting, the Company's Certificate of Incorporation shall be amended to reflect the proposed number of shares.

Agenda Item 3     Other Matters

         Management knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, the votes cast as directed by Mr. Dean and Mr. DeCrescenzo will determine the outcome of any ballot.


Stockholder Proposals for the 2005 Annual Meeting

         Stockholder proposals relating to the Company's 2005 Annual Meeting must be received by the Company at its principal executive offices, 257 Park Avenue South, New York, NY 10010, Attention: President, no later than February 15th, 2005.

Expenses of Meeting

         The Company will bear the expenses in preparing, printing, and mailing the Information Statement and Annual Report on Form 10-KSB to the stockholders. No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.

                                      By Order of the Board of Directors,

                                      /s/ Mark Alan Siegel
                                          Secretary of the Company

Dated: April XX, 2004